OrthoPediatrics Corp. Reports First Quarter 2024 Financial Results and Increases Full Year 2024 Revenue Guidance

First Quarter 2024 Revenue Increased 41% Year-over-Year

WARSAW, Ind., May 6, 2024 -- OrthoPediatrics Corp. (“OrthoPediatrics” or the “Company”) (Nasdaq: KIDS), a company focused exclusively on advancing the field of pediatric orthopedics, today announced its financial results for the first quarter ended March 31, 2024.

First Quarter 2024 and Business Highlights
•Helped nearly 28,000 children in the first quarter of 2024, an increase of 47% from the first quarter 2023
•Generated total revenue of $44.7 million for the first quarter of 2024, up 41% from $31.6 million in first quarter 2023; domestic revenue increased 44% and international revenue increased 33% in the quarter
•Grew worldwide Trauma & Deformity revenue 42%, worldwide Scoliosis revenue 44%; Sports Medicine/Other revenue increased 5% in the first quarter of 2024 compared to the first quarter of 2023
•Launched RESPONSE™ Rib and Pelvic Fixation System to treat children with early onset scoliosis ("EOS")
•Announced acquisition of Boston Orthotics & Prosthetics ("Boston O&P"), expanding OrthoPediatrics Specialty Bracing Division ("OPSB") with pediatric orthotics management business offering leading technology and pediatric care through dedicated clinics
•Increased full year 2024 revenue guidance to $200.0 million to $203.0 million from $197.0 million to $200.0 million, representing growth of 34% to 36% compared to prior year

David Bailey, President & CEO of OrthoPediatrics, commented, “I am excited about our very positive start to the year, outperforming our expectations and delivering healthy revenue growth as we continue to take share across the entire business. We have multiple levers, including continued legacy product growth, new product launches, and a rapidly expanding specialty bracing business that are working together to drive continued growth and profitability. We will continue to advance our strategic initiatives and feel we are positioned well to capitalize on our opportunities for the remainder of 2024 and beyond."

First Quarter 2024 Financial Results
Total revenue for the first quarter of 2024 was $44.7 million, a 41% increase compared to $31.6 million for the same period last year. U.S. revenue for the first quarter of 2024 was $34.3 million, a 44% increase compared to $23.8 million for the same period last year, representing 77% of total revenue. The increase in revenue in the first quarter of 2024 was driven primarily by organic growth in Trauma and Deformity and Scoliosis products as well as the addition of Boston O&P. International revenue for the first quarter of 2024 was $10.4 million, a 33% increase compared to $7.8 million for the same period last year, representing 23% of total revenue. Growth in the quarter was primarily driven by increased procedure volumes and additional set sales.

Trauma and Deformity revenue for the first quarter of 2024 was $33.3 million, a 42% increase compared to $23.4 million for the same period last year. This growth was driven primarily by growth across numerous product lines, specifically Cannulated Screws, PNP Femur, PediPlate, external fixation and Pega systems, coupled with the addition of Boston O&P. Scoliosis revenue was $10.2 million, a 44% increase compared to $7.1 million for the first quarter of 2023. The growth was driven by increased sales of RESPONSE and ApiFix systems and revenue generated from 7D technology, coupled with the addition of Boston O&P. Sports Medicine/Other revenue for the first quarter of 2024 was $1.2 million, a 5% increase compared to $1.1 million for the same period last year.

Gross profit for the first quarter of 2024 was $32.2 million, a 37% increase compared to $23.6 million for the same period last year. Gross profit margin for the first quarter of 2024 was 72%, compared to 75% for the same period last year. The change in gross margin was primarily driven by increased set sales to our international stocking partners as well as lower purchase price adjustments.

Total operating expenses for the first quarter of 2024 were $41.9 million, a 30% increase compared to $32.2 million for the same period last year. The increase was mainly driven by the addition of Boston O&P as well as incremental personnel required to support the ongoing growth of the Company.

Sales and marketing expenses increased $1.6 million, or 13%, to $14.2 million in the first quarter of 2024. The increase was driven primarily by increased sales commission expenses coupled with additional employees to support the OPSB business lines.

Research and development expenses increased $0.6 million, or 23%, to $3.0 million in the first quarter of 2024. The increase was driven by the addition of Boston O&P as well as increased development activities.

General and administrative expenses increased $7.6 million, or 44%, to $24.7 million in the first quarter of 2024. The increase was driven primarily by the addition of Boston O&P as well as personnel and resources to support the continued expansion of the business.

Total other expense was $0.6 million for the first quarter of 2024, compared to $1.2 million of other income for the same period last year. The change was due primarily to the favorable fair value adjustment of contingent consideration in the first quarter of 2023, which did not repeat in 2024 as well as additional interest expense related to the new term loan with MidCap.

Net loss for the first quarter of 2024 was $7.8 million, compared to $6.8 million for the same period last year. Net loss per share for the period was $0.34 per basic and diluted share, compared to $0.30 per basic and diluted share for the same period last year.

Adjusted EBITDA for the first quarter of 2024 was a loss of $1.1 million as compared to a loss of $2.1 million for the first quarter of 2023.

Weighted average basic and diluted shares outstanding for the three months ended March 31, 2024, was 22,820,779 shares.

As of March 31, 2024, cash, cash equivalents, short-term investments and restricted cash were $49.7 million compared to $82.3 million as of December 31, 2023. Cash usage in the first quarter 2024 includes $22.0 million paid for Boston O&P. Additionally, the Company had $10.0 million outstanding under the $80.0 million Credit Agreement.

Full Year 2024 Financial Guidance
For the full year of 2024, the Company increased its revenue guidance from $197.0 million to $200.0 million up to $200.0 million to $203.0 million, representing growth of 34% to 36% over 2023 revenue. The Company reiterated annual set deployment to be less than $20.0 million and reiterated $8.0 million to $9.0 million of adjusted EBITDA for the full year of 2024.

Conference Call
OrthoPediatrics will host a conference call on Tuesday, May 7, 2024, at 8:00 a.m. ET to discuss the results. Investors interested in listening to the conference call may do so by accessing a live and archived webcast of the event at www.orthopediatrics.com, on the Investors page in the Events & Presentations section. The webcast will be available for replay for at least 90 days after the event.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as "may," "might," "will," "should," "expect,"
"plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals,"
"potential,” "objective," "would" and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, among others: the risks related to
COVID-19, the impact such pandemic may have on the demand for our products, and our ability to respond to the related challenges; and the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual
Report on Form 10-K filed with the SEC on March 8, 2024, as updated and supplemented by our other SEC reports filed from time to time. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures such as organic revenue, adjusted loss per share and Adjusted EBITDA, which differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Sales on an organic basis excludes from our reported net revenue growth the impacts of revenue from any acquired business that have been owned for less than one year. We believe that providing the non-GAAP organic revenue is useful as a way to measure and evaluate our underlying performance consistently across the periods presented. Adjusted loss per share in this press release represents diluted loss per share on a GAAP basis, plus the accreted interest attributable to acquisition installment payables, the fair value adjustment of contingent consideration, acquisition related costs, and minimum purchase commitment costs. The fair value adjustment of contingent consideration is associated with our estimates of the value of earn-outs in connection with certain acquisitions and the non-recurring professional fees are related to our response to a previously disclosed SEC review. We believe that providing the non-GAAP diluted loss per share excluding these expenses, as well as the GAAP measures, assists our investors because such expenses are not reflective of our ongoing operating results. Adjusted EBITDA in this release represents net loss, plus interest expense, net plus other expense, provision for income taxes (benefit), depreciation and amortization, stock-based compensation expense, fair value adjustment of contingent consideration, acquisition related costs, nonrecurring professional fees, and the cost of minimum purchase commitments. The Company believes the non-GAAP measures provided in this earnings release enable it to further and more consistently analyze the period-to-period financial performance of its core business operating performance. Management uses these metrics as a measure of the Company’s operating performance and for planning purposes, including financial projections. The Company believes these measures are useful to investors as supplemental information because they are frequently used by analysts, investors and other interested parties to evaluate companies in its industry. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, the measure is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as debt service requirements, capital expenditures and other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and other potential cash requirements. In evaluating these non-GAAP measures, you should be aware that in the future the

Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP diluted loss per share or Adjusted EBITDA should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using these adjusted measures on a supplemental basis. The Company’s definition of these measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation. The schedules below contain reconciliations of reported GAAP net revenue to non-GAAP organic revenue, GAAP diluted loss per share to non-GAAP diluted loss and net loss to non-GAAP Adjusted EBITDA.

About OrthoPediatrics Corp.
Founded in 2006, OrthoPediatrics is an orthopedic company focused exclusively on advancing the field of pediatric orthopedics. As such it has developed the most comprehensive product offering to the pediatric orthopedic market to improve the lives of children with orthopedic conditions. OrthoPediatrics currently markets 71 systems that serve three of the largest categories within the pediatric orthopedic market. This product offering spans trauma and deformity, scoliosis, and sports medicine/other procedures. OrthoPediatrics’ global sales organization is focused exclusively on pediatric orthopedics and distributes its products in the United States and over 70 countries outside the United States. For more information, please visit www.orthopediatrics.com.

Investor Contact
Philip Trip Taylor
Gilmartin Group
philip@gilmartinir.com
415-937-5406

ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (In Thousands, Except Share Data)

	March 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$21,602	$31,055
Restricted cash	1,962	1,972
Short-term investments	26,141	49,251
Accounts receivable - trade, net of allowances of $1,195 and $1,373, respectively	36,275	34,617
Inventories, net	112,689	105,851
Prepaid expenses and other current assets	5,056	3,750
Total current assets	203,725	226,496

Property and equipment, net	48,721	41,048

Other assets:
Amortizable intangible assets, net	70,382	69,275
Goodwill	91,481	83,699
Other intangible assets	18,792	15,287
Other non-current assets	4,084	2,940
Total other assets	184,739	171,201

Total assets	$437,185	$438,745

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable - trade	19,736	12,649
Accrued compensation and benefits	9,772	11,325
Current portion of long-term debt with affiliate	154	152
Current portion of acquisition installment payable	10,368	10,149
Other current liabilities	5,790	7,391
Total current liabilities	45,820	41,666

Long-term liabilities:
Long-term debt, net of current portion	9,579	9,297
Long-term debt with affiliate, net of current portion	572	611
Acquisition installment payment, net of current portion	3,613	3,551
Deferred income taxes	5,202	5,483
Other long-term liabilities	1,815	1,112
Total long-term liabilities	20,781	20,054

Total liabilities	66,601	61,720

Stockholders' equity:
Common stock, $0.00025 par value; 50,000,000 shares authorized; 23,540,411 shares and 23,378,408 shares issued as of March 31, 2024 and December 31, 2023, respectively	6	6
Additional paid-in capital	583,086	580,287
Accumulated deficit	(205,547)	(197,742)
Accumulated other comprehensive loss	(6,961)	(5,526)
Total stockholders' equity	370,584	377,025

Total liabilities and stockholders' equity	$437,185	$438,745

ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2024	2023
Net revenue	$44,685	$31,588
Cost of revenue	12,511	8,027
Gross profit	32,174	23,561

Operating expenses:
Sales and marketing	14,169	12,549
General and administrative	24,730	17,157
Research and development	2,998	2,446
Total operating expenses	41,897	32,152

Operating loss	(9,723)	(8,591)

Other expense (income):
Interest expense (income), net	637	(210)
Fair value adjustment of contingent consideration	—	(670)
Other income, net	(24)	(331)
Total other expense (income), net	613	(1,211)

Loss before income taxes	$(10,336)	$(7,380)
Provision for income taxes (benefit)	(2,531)	(574)
Net loss	$(7,805)	$(6,806)
Weighted average common stock - basic and diluted	22,820,779	22,506,024
Net loss per share – basic and diluted	$(0.34)	$(0.30)

ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)(In Thousands)

	Three Months Ended March 31,
	2024	2023
OPERATING ACTIVITIES
Net loss	$(7,805)	$(6,806)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,028	3,848
Stock-based compensation	2,799	2,113
Fair value adjustment of contingent consideration	—	(670)
Accretion of acquisition installment payable	281	381
Deferred income taxes	(2,445)	(574)
Changes in certain current assets and liabilities:
Accounts receivable - trade	1,155	(2,002)
Inventories, net	(6,631)	(5,979)
Prepaid expenses and other current assets	(953)	(33)
Accounts payable - trade	6,562	5,541
Accrued expenses and other liabilities	(5,049)	(1,571)
Other	368	(709)
Net cash used in operating activities	(6,690)	(6,461)

INVESTING ACTIVITIES
Acquisition of Boston O&P, net of cash acquired	(20,693)	—
Sale of short-term marketable securities	23,474	37,250
Purchases of property and equipment	(6,460)	(4,940)
Net cash (used in) provided by investing activities	(3,679)	32,310

FINANCING ACTIVITIES
Payments on acquisition note	(538)	—
Payments on mortgage notes	(35)	(36)
Net cash used in financing activities	(573)	(36)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,479	(138)

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(9,463)	25,675

Cash, cash equivalents and restricted cash, beginning of period	$33,027	$10,462
Cash, cash equivalents and restricted cash, end of period	$23,564	$36,137

SUPPLEMENTAL DISCLOSURES
Cash paid for interest	$223	$11
Transfer of instruments from property and equipment to inventory	$117	$332

ORTHOPEDIATRICS CORP.
NET REVENUE BY GEOGRAPHY AND PRODUCT CATEGORY
(Unaudited)
(In Thousands)

	Three Months Ended March 31,
Product sales by geographic location:	2024	2023
U.S.	$34,305	$23,800
International	10,380	7,788
Total	$44,685	$31,588

	Three Months Ended March 31,
Product sales by category:	2024	2023
Trauma and deformity	$33,302	$23,395
Scoliosis	10,203	7,072
Sports medicine/other	1,180	1,121
Total	$44,685	$31,588

ORTHOPEDIATRICS CORP.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(Unaudited)
(In Thousands)

	Three Months Ended March 31,
	2024	2023
Net loss	$(7,805)	$(6,806)
Interest expense (income), net	637	(210)
Other income	(24)	(331)
Provision for income taxes (benefit)	(2,531)	(574)
Depreciation and amortization	5,028	3,848
Stock-based compensation	2,799	2,113
Fair value adjustment of contingent consideration	—	(670)
Acquisition related costs	245	—
Nonrecurring Pega conversion fees	—	277
Minimum purchase commitment cost	543	300
Adjusted EBITDA	$(1,108)	$(2,053)

ORTHOPEDIATRICS CORP.
RECONCILIATION OF DILUTED LOSS PER SHARE TO NON-GAAP ADJUSTED DILUTED LOSS PER SHARE
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Loss per share, diluted (GAAP)	$(0.34)	$(0.30)
Accretion of interest attributable to acquisition installment payable	0.01	0.02
Fair value adjustment of contingent consideration	—	(0.03)
Acquisition related costs	0.01	—
Nonrecurring Pega conversion fees	—	0.01
Minimum purchase commitment cost	0.02	0.01
Loss per share, diluted (non-GAAP)	$(0.30)	$(0.29)